SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 1997


                          BUCKHEAD AMERICA CORPORATION
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-22132


           Delaware                                    58-2023732
 (State or other jurisdiction of            (IRS Employer Identification No.)
       incorporation)


     4243 Dunwoody Club Drive,
          Suite 200                                     30350
       Atlanta, Georgia                               (Zip Code)
(Address of principal executive offices)



        Registrant's telephone number including area code (770) 393-2662



  (Former name or former address, if changed since last report) Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 8, 1997, Buckhead America Corporation, a Delaware corporation (the "Company"), acquired all the outstanding capital stock of The Lodge Keeper Group, Inc., an Ohio corporation ("LodgeKeeper"), pursuant to the terms of a Stock Purchase Agreement dated March 7, 1997 by and among the Company, LodgeKeeper and the stockholders of LodgeKeeper. LodgeKeeper manages 24 hotels in Ohio, Indiana and Michigan.

         Pursuant to the Stock Purchase Agreement, the purchase price paid by the Company for all of the outstanding Common Stock of LodgeKeeper totalled approximately $6.5 million after adjustments, consisting primarily of cash of $825,000.00, $825,000.00 of unregistered shares of the Company's Common Stock, the exact number of shares to be determined by dividing $825,000.00 by the greater of (i) the Company's per share book value as reflected in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, or (ii) the per share average selling price of the Company's Common Stock on The Nasdaq Stock Market for the period beginning ten (10) business days prior to May 8, 1997 and terminating ten (10) business days after May 8, 1997, and the assumption of approximately $4.8 million of debt. LodgeKeeper operates 18 hotels under long-term leases, has management contracts for five Country Hearth Inn hotels and owns one independent hotel. Of the 18 hotels under long-term leases, LodgeKeeper operates 11 as Travelodges, five as LK Motels and two as LodgeKeeper Inns. The consideration given to acquire the outstanding stock of LodgeKeeper was determined as a result of arm's-length negotiations between unrelated parties. The acquisition will be accounted for using the purchase method.

         The description of the acquisition contained herein is qualified in its entirety by reference to the Stock Purchase Agreement dated as of March 7, 1997 by and among the Company, LodgeKeeper and the stockholders of LodgeKeeper incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by
Item 7 (a) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 23, 1997.

         (b)      Pro Forma Financial Information.

         As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 23, 1997.





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         (c)      Exhibits.

EXHIBIT
NUMBER                              DESCRIPTION

2.1* Stock Purchase Agreement dated as of March 7, 1997 among the Company, The Lodge Keeper Group, Inc. ("LodgeKeeper") and Stockholders of LodgeKeeper.




_______________________

* Incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BUCKHEAD AMERICA CORPORATION



Date:  May 22, 1997             By:/s/ Robert B. Lee
                                     ---------------------------------------
                                     Robert B. Lee, Vice President and Chief
                                     Financial Officer